UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Northern Lights Fund Trust IV
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

225 Pictoria Drive, Suite 450, Cincinnati, OH	45246
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, no par value per share	CBOE BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-204808.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, no par value, of the Brookstone Dividend Stock ETF, Brookstone Growth Stock ETF, Brookstone Value Stock ETF, Brookstone Intermediate Bond ETF, Brookstone Ultra-Short Bond ETF, Brookstone Active ETF, Brookstone Opportunities ETF and Brookstone Yield ETF each a series of Northern Lights Fund Trust IV (the "Trust") to be registered hereunder are set forth in the Registrant’s Registration Statement on Form N-1A, as amended (File Nos. 333-204808; 811-23066) as filed with the Securities and Exchange Commission, which description is incorporated herein by reference.

The series of the Trust to which this filing relates and each’s I.R.S. Employer Identification Number are as follows:

Series Name	EIN
Brookstone Dividend Stock ETF	93-2477628
Brookstone Growth Stock ETF	93-2495060
Brookstone Value Stock ETF	93-2526600
Brookstone Intermediate Bond ETF	93-2602730
Brookstone Ultra-Short Bond ETF	93-2621247
Brookstone Active ETF	93-2673749
Brookstone Opportunities ETF	93-2697883
Brookstone Yield ETF	93-2708230

ITEM 2.

EXHIBITS.

1.	The Registrant's Trust Instrument is included as an exhibit to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-204808; 811-23066), as filed with the Securities and Exchange Commission on July 30, 2019.

2.	The Registrant’s Amended Agreement and Declaration of Trust is included as an to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-204808; 811-23066), as filed with the Securities and Exchange Commission on March 24, 2020.

3.	The Registrant’s Certificate of Trust is included as an exhibit to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-204808; 811-23066), as filed with the Securities and Exchange Commission on June 8, 2015.

4.	The Registrant's By-Laws are included as an exhibit to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-204808; 811-23066), as filed with the Securities and Exchange Commission on August 14, 2015.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 20, 2023

NORTHERN LIGHTS FUND TRUST IV

By: /s/ Jennifer Farrell

Name: Jennifer Farrell

Title: Secretary